Exhibit 99.1

NEWS RELEASE for March 8, 2006 at 7:30 AM EST

Contact:	Allen & Caron Inc
	Michael Lucarelli (investors)	Len Hall (media)
	212-691-8087	949-474-4300
	m.lucarelli@allencaron.com	len@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES

FOURTH QUARTER AND YEAR-END 2005 RESULTS

2005 Revenues up 23% Over Prior Year; Fourth Quarter Income Positive

Before Asset Impairment Charge

SO. ST. PAUL, MN (March 8, 2006) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking, and condition monitoring of high-value assets, today announced results for its fourth quarter and year ended December 31, 2005. Fourth quarter 2005 total revenues were $14.8 million, up 3.5 percent over fourth quarter 2004 revenues of $14.3 million, and full year 2005 revenues were a record $56.8 million, up 22.7 percent over 2004 revenues of $46.3 million.

Income for the fourth quarter of 2005 was $33,000 before an asset impairment charge of $7.1 million related to the goodwill and intangible assets at the Company’s OuterLink subsidiary, which was purchased in January 2004. Including the impairment charge, the net loss for the fourth quarter of 2005 was $7.1 million, or $0.16 per basic and diluted share, as compared to net income in the prior year fourth quarter of $1.3 million, reflecting a $1.7 million gain on sale of ADSX stock, or $0.04 per basic and $0.03 per diluted share.

For the year 2005, before the impairment charge, the loss was $2.4 million. Including the $7.1 million impairment charge the 2005 net loss was $9.5 million, or $0.22 per basic and diluted share, compared to a 2004 net loss of $5.0 million, or $0.15 per basic and diluted share.

Highlights of the year included:

•                  110% increase in year-over-year sales of electronic RFID products for livestock;

•                  25% increase in 2005 domestic pet chip unit sales over 2004;

•                  19% increase in sales at Signature Industries’ Radio and Communications unit;

•                  Completion of Signature Industries SARBE G2R contract with India;

•                  Before asset impairment charge, EBITDA positive for the year 2005 taken as a whole.

MORE-MORE-MORE

Commenting on the results, Kevin N. McGrath, Digital Angel’s President and CEO stated, “We are very pleased with the performance of the Company in the fourth quarter – solid growth in sales and positive income before the Outerlink related asset impairment charge. I am proud of what we have accomplished and I look forward to continuing the positive momentum as we move into 2006. The management team has worked hard to achieve this and I congratulate them.”

McGrath continued: “The major business units continue to perform well. Clearly the highlight of 2005 is the worldwide growth of the use of RFID technology for livestock age and source verification. Meat buyers, government authorities and the public are demanding enhanced food safety procedures. We have been pioneers in livestock tagging for almost six decades and we are well positioned to be a leader in electronic RFID tagging throughout the world. With a 110% increase in RFID livestock sales for 2005 versus 2004, as well as a strong order position going into 2006, we are excited for the prospects of the business in 2006.”

The Company’s year-end balance sheet showed total cash of $10.0 million, total current assets of $30.8 million, long-term debt of $3.7 million and total shareholders’ equity of $72.5 million.

Results Conference Call

A conference call for institutional investors to discuss the results for the fourth quarter and fiscal year 2005 will take place today at 11 a.m. Eastern Standard Time, and will be broadcast live over the Internet. The live webcast may be accessed by visiting www.vcall.com or the Company’s site at www.DigitalAngelCorp.com. Web participants are encouraged to go to these sites at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online archive will be available shortly after the call until March 15, 2006 by dialing toll free 877-660-6853. Pass codes needed for both dial in numbers are Account number 286, and conference ID 193552.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital Inc. (Nasdaq:ADSX). For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, Applied Digital Solutions, Inc. owns 55.4% of the Company’s common stock, new accounting pronouncements regarding expensing of share based compensation may impact the Company’s future results of operations, the Company may continue to incur net losses, infringement by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively impact the Company’s business, domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell its products in certain markets, the Company relies on sales to government contractors for its animal identification and search and rescue beacon products, and any decline in the demand by these customers for such products could negatively affect the Company’s business, the Company depends on a single production arrangement for its patented syringe-injectable microchips, and the loss of or any significant reduction in the production could have an adverse effect on the Company’s business, technological change could cause the Company’s products to become obsolete, the loss of one of the Company’s principal customers could negatively impact the Company’s net revenue, the Company’s earnings will decline if the Company writes off goodwill and other intangible assts, options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results, the Company depends on a small team of senior management. A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2005. Investors and stockholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Condensed Balance Sheets (in thousands)

(Audited)

	Dec. 31,	Dec. 31,
	2005	2004

Total Current Assets	$30,818	$32,933
Property and Equipment	8,602	5,947
Goodwill	48,491	48,997
Other Intangible Assets, net	1,813	4,011
Other Assets, net	483	785
Total Assets	$90,207	$92,673

Total Current Liabilities	$12,401	$9,633
Long Term Debt and Notes Payable	3,656	2,285
Long Term Liabilities	1,086	744
Minority Interest	618	249
Stockholders’ Equity	72,446	79,762
Total Liabilities and Stockholders’ Equity	$90,207	$92,673

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Statement of Operations Data (in thousands, except per share amounts)

	For the Year Ended December 31,		For the Quarter Ended December 31,
	2005	2004	2005	2004
	(Audited)

Total net revenue	$56,826	$46,302	$14,805	$14,281
Gross profit	25,495	20,074	6,924	6,373
Selling, general and administrative expenses	23,067	18,516	5,865	5,354
Research and development expenses	4,674	2,759	1,304	509
Asset impairment	7,141	—	7,141	—
Operating (loss) income	(9,387)	(1,201)	(7,386)	510
Net (loss) income	(9,476)	(4,957)	(7,108)	1,304

Net (loss) income per common share:
Basic	$(0.22)	$(0.15)	$(0.16)	$0.04
Diluted	$(0.22)	$(0.15)	$(0.16)	$0.03
Weighted average common shares outstanding:
Basic	43,820	33,173	43,847	36,520
Diluted	43,820	33,173	43,847	42,815

Selected Cash Flow Data (in thousands)

(Audited)

	For the Year Ended
	December 31
	2005	2004

Net cash (used in) provided by operating activities	$(3,207)	$2,525
Net cash (used in) provided by investing activities	(2,352)	912
Net cash (used in) provided by financing activities	(1,605)	13,046
Net (decrease) increase in cash	(7,443)	16,598

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES

Reconciliation of Operating (Loss) Income to Earnings Before Interest, Tax, Depreciation and
Amortization (EBITDA) Before Asset Impairment

(Unaudited)

	For the Year Ended December 31,		For the Quarter Ended December 31,
	2005	2004	2005	2004

Operating (loss) income	$(9,387)	$(1,201)	$(7,386)	$510
Depreciation and amortization	2,412	2,007	583	506
EBITDA	$(6,975)	$806	$(6,803)	$1,016
Asset impairment	7,141	—	7,141	—
EBITDA before asset impairment	$166	$806	$338	$1,016

Reconciliation of Net (Loss) Income Before Asset Impairment

(Unaudited)

	For the Year Ended December 31,		For the Quarter Ended December 31,
	2005	2004	2005	2004

Net (loss) income	$(9,476)	$(4,957)	$(7,108)	$1,304
Asset impairment	7,141	—	7,141	—
Net (loss) income before asset impairment	$(2,335)	$(4,957)	$33	$1,304

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